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                                                                       EXHIBIT j

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated February 16, 2000, relating to the financial statements and financial highlights of the AIM Growth Series (AIM Basic Value Fund, AIM Small Cap Growth Fund, AIM Euroland Growth Fund, AIM Japan Growth Fund, AIM Mid Cap Equity Fund, and AIM New Pacific Growth Fund) which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Independent Accountants" and "Financial Highlights" in such Registration Statement.





/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
May 1, 2000